UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices)                        (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(1) Since August 2, 2006, Integral Systems, Inc. (the “Company”) has entered into Change of Control Agreements with the following executive officers of the Company (each, an “Executive Change of Control Agreement” and collectively, the “Executive Change of Control Agreements”): Peter Gaffney, Chief Executive Officer; Thomas Gough, President; Patrick Woods, Executive Vice President, Business Development; Stuart Daughtridge, Executive Vice President, Commercial Division; Elaine M. Brown, Executive Vice President and Chief Financial Officer; Gary A. Prince, Executive Vice President and Managing Director of Operations; and James Schuetzle, Executive Vice President, Government Division.

Each of the Executive Change of Control Agreements has identical terms and provides for severance payments and certain other benefits that will be paid to an executive officer whose employment with the Company is terminated under specified conditions (a “Protected Termination”) within two years after or in anticipation of a change of control of the Company (each, a “Change of Control”). Under the Executive Change of Control Agreements, a Change of Control generally is deemed to have occurred if, among other things, (i) a person or group acquires beneficial ownership of securities representing 50% or more of the combined voting power of the Company, (ii) the Company’s stockholders approve an agreement to merge or consolidate with another corporation, (iii) the Company’s stockholders approve an agreement to dispose of all or substantially all of the assets of the Company or (iv) individuals who constitute the current Board of Directors of the Company (or whose selection as a director by the stockholders is approved by a majority of the current directors and any other directors so selected) (the “Board”) cease to constitute at least a majority of the Board. A Protected Termination under the Executive Change of Control Agreements generally refers to, among other things, (i) the Company’s termination of an executive officer without cause (a) within two years after a Change of Control or (b) before a Change of Control upon the request of a potential acquirer or in anticipation of a Change of Control, or (ii) the executive officer’s termination of his or her employment within two years after a Change of Control and (w) a substantial diminution of executive officer’s title, duties or responsibilities, (x) a reduction by the Company of executive officer’s base salary, (y) the Company’s material breach of the Executive Change of Control Agreement or (z) the relocation of the principal office of the Company to a location that would require the executive officer to travel beyond a certain distance.

In the event that there is a Protected Termination under the Executive Change of Control Agreements, the terminated executive officer generally will have the right (in addition to the right to receive his or her base salary, accrued benefits, expense reimbursements, and a pro rata portion of his or her target bonus) to, among other things, (i) receive a severance payment equal to two times the sum of his or her base salary and target bonus, (ii) participate in the Company’s insurance programs for a period of two years, (iii) have his or her outstanding stock options vest as of the date of his or her termination, (iv) receive a payment for all accrued and unused vacation time and (v) outplacement services.

In consideration of the foregoing, each executive officer generally has agreed in his or her Executive Change of Control Agreement to (a) not compete with Company in the business of building satellite ground systems for command and control, integration and test, data processing, and simulation for a period of two years in the event of a Protected Termination, (b) protect the Company’s confidential information during employment and after termination, (c) refrain from soliciting or inducing any employee of the Company from leaving their employment with the Company for a period of two years following his or her termination for any reason and (d) grant the Company a limited release prior to receiving severance payments or any other benefits provided under the Executive Change of Control Agreement.

Eight other officers and key managers of the Company have also signed change of control agreements that are generally identical to the Executive Change of Control Agreements, except that (1) the cash severance payable to each such officer or manager in the event that there is a Protected Termination will be equal to one times (rather than two times) the sum of his or her base salary and target bonus, (2) such officer or manager will have the right to participate in the Company’s insurance programs for a period of one year (rather than two years) in the event of a Protected Termination, (3) the non-compete provision survives one year (rather than two years) in the event of a Protected Termination, and (4) such officer or manager has agreed to refrain from soliciting or inducing any employee of the Company from leaving their employment with the Company for a period of one year (rather than two years) following the officer’s or manager’s termination for any reason.

(2) Since August 2, 2006, the Company has entered into Transition Bonus Agreements (each, a “Transition Bonus Agreement” and collectively, the “Transition Bonus Agreements”) with each of Peter Gaffney, Thomas Gough, Patrick Woods, Stuart Daughtridge, Elaine M. Brown, Gary A. Prince and James Schuetzle, whereby the Company will pay a lump sum amount equal to $75,000, $30,000, $30,000, $50,000, $66,000, $70,000, $40,000, respectively, to such executive officers, in each case if such executive officer (i) remains employed by the Company through the period that ends 120 days following a change of control of the Company (which generally is deemed to have occurred if, among other things, (1) a person or group acquires beneficial ownership of securities representing 50% or more of the combined voting power of the Company, (2) the Company’s stockholders approve an agreement to merge or consolidate with another corporation, or (3) the Company’s stockholders approve an agreement to dispose of all or substantially all of the assets of the Company) (such period, the “Transition Period”) or (ii) is terminated by the acquirer prior to the end of the Transition Period if he or she makes himself or herself available to consult for the Company for a certain period of time. The Transition Bonus Agreements also provide each executive officer who remains employed by the Company through the date of the change of control the right to receive a bonus in the amount equal to his or her base salary multiplied by a certain percentage (the “Bonus Percentage”). The Bonus Percentage will equal 10% if the per share proceeds payable to the Company’s stockholders in connection with the change of control is equal to $32 and, if such proceeds are greater than $32, the Bonus Percentage will incrementally increase over 10% by .03333% for every one cent incremental increase above $32 in the per share proceeds payable to the Company’s stockholders in connection with the change of control.

Certain other officers and key employees of the Company have also signed transition bonus agreements that are generally identical to the Transition Bonus Agreements described above but reflecting lesser amounts.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) Gary A. Prince, 51, was appointed Executive Vice President and Managing Director of Operations of the Company on August 2, 2006. He has been Managing Director of Operations since August 2005 and Director of Mergers and Acquisitions of the Company since December 1998 when he joined the Company full-time. As a consultant, Mr. Prince served on the Company’s Board of Directors from the Company’s inception in 1982 to March 1995. Mr. Prince was also Vice President and Chief Financial Officer of the Company from July 1992 until March 1995.

Mr. Prince was the Senior Vice President, Financial Operations of Financial News Network, Inc. from August 1990 until June 1992. Mr. Prince served as Vice President and Chief Financial Officer of Infotechnology, Inc. from October 1987 to July 1989 and he served as Senior Vice President, Finance there from July 1989 to June 1992. From February 1988 to May 1991, Mr. Prince served as Senior Vice President and Chief Financial Officer of United Press International. Mr. Prince holds an MBA and a B.S. in Finance from the University of Maryland. He became a Maryland CPA in 1984.

In August 1995, Mr. Prince was permanently enjoined from violating Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5 and 13b2-2 promulgated thereunder, and in September 1995, Mr. Prince pleaded guilty to a two-count information that charged Mr. Prince with conspiracy to commit securities fraud and bank fraud in violation of 18 U.S.C. § 371 and making a false statement to the SEC in violation of 18 U.S.C. § 1001 for conduct principally occurring in 1988 through 1990 in conjunction with his positions at Financial News Network and United Press International. In 1997, after cooperating extensively with the Department of Justice over a period of approximately three years in its investigation of these matters and the prosecution of other involved parties, Mr. Prince settled related charges with the Securities and Exchange Commission (the “SEC”) whereby he agreed to a permanent injunction barring him from practicing as an accountant before the SEC and in early 1998 was required to report to a Federal minimum security facility for a two-month period relating to these matters. The charges to which Mr. Prince pled guilty and the other matters discussed above were not based upon any acts or omissions involving the Company or Mr. Prince in his capacity as an officer or consultant of the Company. The Board of Directors has reviewed the foregoing matters and, after careful deliberation, believes that Mr. Prince’s appointment as an Executive Vice President of the Company is justified given the expertise and knowledge that he will bring to the Company in his new position.

Mr. Prince is a party to an Executive Change of Control Agreement and a Transition Bonus Agreement, each of which is described in Item 1.01 above.

(2) James Schuetzle, 51, was appointed Executive Vice President, Government Division on August 2, 2006. He was appointed Vice President, Government Division in April 2006 and Vice President of Air Force Programs in April 2002. Mr. Schuetzle started with the Company in 1998 as the Program Manager for the NPAS (NOAA Polar Antenna Systems Integration) contract and, in 2001, became the Program Manager for the Air Force CCS-C

(Command and Control System – Consolidated) contract. Before joining the company, Mr. Schuetzle worked for the Lockheed Martin Corporation (formerly Loral Aerospace) from 1984 to 1996. While at Lockheed, Mr. Schuetzle held the positions of Manager of Research & Development and Manager of Mission Operations for the N-STAR satellite program. Mr. Schuetzle holds B.S. degrees in Computer Science and Business Administration from the University of Maryland.

Mr. Schuetzle is a party to an Executive Change of Control Agreement and a Transition Bonus Agreement, each of which is described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Peter J. Gaffney
Peter J. Gaffney
Chief Executive Officer

Date:      August 8, 2006